CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated February 11, 2013, relating to the financial statements and financial highlights appearing in the December 31, 2012 Annual Reports to Shareholders of Vanguard Total Bond Market Index Fund, Vanguard Short-Term Bond Index Fund, Vanguard Intermediate-Term Bond Index Fund, Vanguard Long-Term Bond Index Fund, and Vanguard Inflation-Protected Securities Fund, and of our report dated February 14, 2013, relating to the financial statements and financial highlights appearing in the December 31, 2012 Annual Report to the Shareholders of Vanguard Total Bond Market II Index Fund (comprising Vanguard Bond Index Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
August 19, 2013